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EXHIBIT 10.1

    Dated as of March 29, 2001

LOAN AND SECURITY AGREEMENT
by and between
GATX VENTURES, INC.
lender

and

DEPOMED, INC.
a California corporation
1360 O'Brien Drive
Menlo Park, CA 94025
As borrower

CREDIT AMOUNT: $2,000,000

Repayment Period:    42 months (first Loan only 36 months)

Treasury Note Maturity:    36 months

Loan Margin:    750 basis points

Commitment Termination Date:    December 31, 2001

    The terms and information set forth on this cover page are a part of the attached Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and among GATX Ventures, Inc., in its individual capacity, ("Lender"), and DEPOMED, INC. ("Borrower"). The terms and conditions of this Agreement agreed to between the parties hereto are as follows:

AGREEMENT

    1.  Definitions and Construction.

    1.1  Definitions.  As used in this Agreement, the following terms shall have the following definitions:

    "Affiliate" means any Person that owns or controls directly or indirectly ten percent or more of the capital stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

    "Agreement" shall mean this Loan and Security Agreement, as the same may from time to time be amended or supplemented.

    "Basic Rate" means, as of the relevant Funding Date for any Loan, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in the Western edition of The Wall Street Journal on the date the Loan Agreement Supplement is prepared, plus (b) the Loan Margin. Notwithstanding the foregoing, the Basic Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans.

    "Blanket Collateral" has the meaning given such term in Section 4.1.

    "Borrower" shall have the meaning set forth on the cover page hereof.

    "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in California.

    "Closing Date" means the date that each of the conditions precedent listed in Section 3.1 has been satisfied or waived in writing by Lender.

    "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time.

    "Collateral" has the meaning given that term in Section 4.1, including, without limitation, all Financed Equipment listed in any Loan Agreement Supplement executed from time to time pursuant to Section 4.2.

    "Commitment Termination Date" means the date following such term on the cover page of this Agreement.

    "Credit Amount" means the amount set forth following such term on the cover page of this Agreement.

    "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

    "Default Rate" means the per annum rate of interest equal to 5% over the Basic Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

    "Disclosure Schedule" means Exhibit A attached hereto.

    "Eligible Equipment" shall mean, to the extent reasonably acceptable to Lender, Equipment consisting of computer equipment, laboratory, test and measurement equipment, office equipment, and furnishings delivered to Borrower by the manufacturer or vendor not more than ninety (90) days prior to the Funding Date of the Loan relating to such Equipment; provided that for the first Loan only,

Eligible Equipment may include Equipment delivered to Borrower by the manufacturer or vendor on or after August 1, 2000 provided the first Loan is made on or before March 31, 2001.

    "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

    "Equipment" has the meaning given to such term in Section 4.1.

    "Equipment Collateral" has the meaning given to such term in Section 4.1.

    "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

    "Event of Default" has the meaning given to such term in Section 8.

    "Event of Loss" has the meaning given to that term in Section 6.10.

    "Financed Equipment" has the meaning given to that term in Exhibit A to any Loan Agreement Supplement, as amended or supplemented from time to time.

    "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

    "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

    "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

    "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such

Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and its Subsidiaries.

    "Intellectual Property" shall mean all of Borrower's right, title and interest in and to any patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, computer disks, computer tapes, trade secrets, test results, design rights, customer lists, methods, processes, know how, blue prints, drawings, specifications, descriptions, product documentation, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower (in whole or in part) and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.

    "Interim Payment" means, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Loan by 30, and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such Loan.

    "Investment" shall mean the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

    "Landlord Agreement" means an agreement substantially in the form of Exhibit E or such other form as Lender may agree to accept.

    "Lender" shall have the meaning set forth on the cover page hereof.

    "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration, funding, and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

    "Lien" means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to the Property in favor of any Person.

    "Loan" means each advance of credit by Lender to Borrower under this Agreement.

    "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of Exhibit C.

    "Loan Amount" means, with respect to each Loan, as of any date, the original principal amount of such Loan less prepayments of such Loan paid pursuant to Section 6.10.

    "Loan Documents" means, collectively, this Agreement, each Loan Agreement Supplement, the Warrant, any Landlord Agreement, any Service Provider's Consent and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended or extended from time to time.

    "Loan Factor" means, with respect to each Loan, the amount set forth as a percentage in the Loan Terms Schedule with respect to such Loan, calculated using the Basic Rate applicable to such Loan.

    "Loan Margin" means the number of basis points set forth following such terms on the cover page of this Agreement.

    "Loan Terms Schedule" means, with respect to each Loan, Annex B to the Loan Agreement Supplement prepared by Lender in connection with such Loan.

    "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan by Lender following an Event of Default.

    "Minimum Funding Amount" means $250,000.

    "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lender and Borrower), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal and interest due with respect to the Loans, and further including all Lender's Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

    "Other Equipment" means, to the extent reasonably acceptable to Lender, tenant improvements and buildout costs, software, software licenses, tooling, equipment specially manufactured for Borrower, and sales tax, freight and installation expenses for Eligible Equipment, and other soft costs, all delivered or provided to Borrower by the manufacturer, vendor or service provider not more than ninety (90) days prior to the Funding Date of the Loan relating to such Other Equipment; provided for the first Loan only (if the Funding Date is on or before March 31, 2001), leasehold improvements made on or after October 1, 2000, shall be included in the definition of Other Equipment.

    "Payment Date" has the meaning given to that term in Section 2.2(a).

    "Permitted Indebtedness" shall mean and include:

      (a) Indebtedness of Borrower to Lender;

      (b) Indebtedness of Borrower secured by Liens permitted under clause (e) of the definition of Permitted Liens with respect to Blanket Collateral;

      (c) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

      (d) Indebtedness existing on the date hereof and set forth on the Disclosure Schedule; and

      (e) Subordinated Indebtedness.

    "Permitted Investments" shall mean and include:

      (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

      (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

      (c) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

      (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

      (e) Investments consisting of deposit accounts of Borrower in which Lender has a perfected security interest; and,

      (f)  Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

    "Permitted Liens" shall mean:

    With respect to Equipment Collateral: (a) the Lien created by this Agreement and (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower).

    With respect to Blanket Collateral (excluding Equipment Collateral): (a) the Lien created by this Agreement; (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower); (c) Liens identified on the Disclosure Schedule; (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower; (e) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities; (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; and (g) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

    "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

    "Repayment Period" means the period beginning on the first Payment Date and continuing for the Repayment Period set forth following such term on the cover page of this Agreement.

    "Scheduled Payments" has the meaning given to such term in Section 2.2(a).

    "Service Provider's Consent" means an agreement substantially in the form of Exhibit F or such other form as Lender may agree to accept.

    "Stated Cost" means (i) with respect to an item of Eligible Equipment, the original cost to Borrower of the item of Eligible Equipment excluding any and all freight, installation, taxes and other soft costs, and (ii) with respect to an item of Other Equipment, the original cost to Borrower of the item of Other Equipment including any and all freight, installation expenses and other soft costs.

    "Stipulated Loan Value" means, with respect to each Loan, the percentage set forth with respect to such Loan in the Loan Terms Schedule for such Loan, determined as of the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

    "Subordinated Indebtedness" shall mean Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lender in its sole discretion.

    "Subsidiary" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

    "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans with respect to each Loan.

    "Treasury Note Maturity" means the periods of months set forth following such terms on the cover page of this Agreement.

    "Warrant" means the warrant in favor of Lender to purchase securities of Borrower substantially in the form of Exhibit B.

    1.2  Other Interpretive Provisions.  References in this Agreement to "Articles," "Sections," "Exhibits, "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

2.
Loans; Repayment.

    2.1  Commitment.

      (a) The Credit Amount.  Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, the Loans of an amount equal to (i) one hundred percent (100%) of the Stated Cost of Eligible Equipment, and (ii) one hundred percent (100%) of the Stated Cost of Other Equipment; provided that the aggregate principal amount of the Loans shall not exceed the Credit Amount at such time; provided further that the aggregate original principal amount of all Loans relating to the financing of Other Equipment shall not at any time exceed thirty percent (30%) of the Credit Amount; provided further, the aggregate principal amount of all Loans that relate to the financing of Other Equipment outstanding on the Commitment Termination Date shall not exceed thirty percent (30%) of the aggregate principal amount of all Loans outstanding on such date. If for any reason on the Commitment Termination Date, the aggregate principal amount of Loans outstanding applicable to Other Equipment exceeds thirty percent (30%) of the aggregate principal amount of all Loans outstanding on such date (such dollar amount shall be the "Soft Cost Differential"), then the Borrower shall either (a) pay an amount equal to the Soft Cost Differential multiplied by the Stipulated Loan Value for the Payment Date next succeeding such date for the last Loan to include Other Equipment (the "Last Loan"), (b) deposit with Lender, as cash collateral to secure the Soft Cost Differential, an amount equal to the Soft Cost Differential, or (c) cause to be issued for the benefit of Lender a letter of credit in an amount equal to the Soft Cost Differential. If a cash deposit is made to Lender, then (i) Borrower hereby grants a security interest in such cash to Lender, (ii) Lender shall have the right to apply such funds to the Obligations upon the occurrence and during the continuance of an Event of Default, and (iii) the amount of the cash deposited with Lender may be reduced from time to time (but not more frequently than semi-annually) by an amount that corresponds to the principal reduction of the last Loan over the same time period. If such a letter of credit is issued, then (i) it shall be issued by an institution acceptable to Lender, (ii) its form and substance shall be acceptable to Lender, (iii) Lender shall have the right to draw on such letter of credit upon the occurrence and during the continuance of any Event of Default under this Agreement, and (iv) its face value may be reduced from time to time (but not more frequently than semi-annually) by an amount that corresponds to the principal reduction of the last Loan over the same time period. Notwithstanding the foregoing, One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of the Credit Amount is available, subject to the terms hereunder, for Loans with a Funding Date on or before June 30, 2001, and if this portion of the Credit Amount remains unused by June 30, 2001, it will no longer be available; the remaining Seven Hundred Fifty Thousand Dollars ($750,000) of the Credit Amount shall be available for Loans with a Funding Date on or before December 31, 2001. Loans may not be prepaid except in accordance with Section 2.5.

      (b) Promissory Note.  Each Loan Terms Schedule shall be considered a promissory note evidencing the amounts due hereunder for all purposes.

      (c) Use of Proceeds.  The proceeds of the Loans shall be used solely for the purchase of Eligible Equipment or Other Equipment or reimbursement to Borrower of the Stated Cost of Eligible Equipment or Other Equipment.

    2.2  Scheduled Payments; Payment of Interest; Loan Fee.

      (a) Scheduled Payments.  Borrower shall make payments of principal and accrued interest for each Loan (collectively, "Scheduled Payments") as set forth in the Loan Terms Schedule, commencing on the date set forth on the Loan Terms Schedule applicable to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

      (b) Interim Payment.  Unless the Funding Date for a Loan is a Payment Date, Borrower shall pay the Interim Payment payable with respect to such Loan on the Funding Date, as specified in the Loan Terms Schedule applicable to such Loan.

      (c) Payment of Interest.  Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Basic Rate specified in the applicable Loan Agreement Supplement for such Loan. All computations of interest on Loans shall be based on a year of twelve 30-day months. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

      (d) Reserved.

      (e) Termination of Commitment to Lend.  Notwithstanding anything in the Loan Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) at Lender's sole election, the occurrence and during the continuance of any Default or Event of Default hereunder which has not been cured or specifically waived in writing by Lender, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower shall terminate if, in Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender, since the date of this Agreement.

2.3
Other Payment Terms.

      (a) Place and Manner.  Borrower shall make all payments due to Lender in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds not later than 10:00 a.m. California time, on the date on which such payment is made. Borrower shall make payments to Lender as follows:

Via Wire Transfer
Credit:	GATX Capital Corporation
Bank Name:	Bank of America
Bank Address:	Dallas, Texas 75202
Account No.:	3750878673
ABA Routing No.:	111-000012
Reference:	DEPOMED Invoice #
or
Via Check
Credit:	GATX Capital Corporation
Bank Name:	Bank of America
Bank Address:	P.O. Box 198592
Atlanta, Georgia 30384-8592
Reference:	DEPOMED Invoice #

      (b) Date.  Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

      (c) Default Rate.  If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal and interest payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate unpaid Obligations from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Default are cured or specifically waived in writing by Lender, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of twelve 30-day months.

    2.4  Procedure for Making Loans.

      (a) Notice.  Whenever Borrower desires that Lender make a Loan, Borrower shall be responsible for providing Lender with a list of equipment proposed to be financed with such Loan together with such additional information with respect to the Loan and the Eligible Equipment and the Other Equipment as Lender shall reasonably request. Following the receipt by Lender of such information in form and substance reasonably satisfactory to it, Lender shall notify Borrower that the condition set forth in Sections 3.2(b) and 3.2(c) have been met and Borrower may then notify Lender in writing (or by telephone with prompt confirmation in writing) of the date on which it desires Lender to make such Loan. Such notice shall (i) be made at least two (2) Business Days in advance of the desired Funding Date, (ii) be irrevocable and (iii) request that Lender prepare a Loan Terms Schedule for such Loan. Borrower's execution and delivery to Lender of the Loan Agreement Supplement with the attached Loan Terms Schedule shall be Borrower's agreement to the terms and calculations thereunder. Borrower's request for a Loan shall be deemed to be a representation and warranty by Borrower that no Default or Event of Default has occurred and is continuing, and that the representations and warranties set forth in Section 5 are true and correct as of the time of such notice as if made at such time. Subject to the terms and conditions of this Agreement, as soon as practicable prior to 11:00 a.m. California Time on the Funding Date specified in the Loan Terms Schedule, Lender shall transfer an amount equal to the Loan to the account specified in Section 2.4(c) in immediately available funds. Lender's obligation to make the Loan shall be expressly subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2.

      (b) Loan Factor and Stipulated Loan Value Calculation.  Prior to each Funding Date, Lender shall establish the Basic Rate, the Loan Factor and Stipulated Loan Value with respect to such Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments of principal and interest. The Loan Factor and Stipulated Loan Value applicable to each Loan shall be set forth in the Loan Agreement Supplement to be executed by Borrower with respect to each Loan and shall be conclusive in the absence of a manifest error.

      (c) Disbursement.  Lender shall disburse its Loan by wire transfer to Borrower at (unless instructed otherwise by Borrower in writing):

Beneficiary:	Banc of America Securities LLC 600 Montgomery Street, SF, CA 94111
Account:	(intentionally omitted)
Beneficiary's Bank:	Citibank, NA 111 Wall Street, New York, NY 10043
ABA:	021000089
Sender's Ref:	(intentionally omitted)
Payment Details:	For further credit to: DepoMed, Inc.

    2.5  Prepayments.

      (a) Prepayment Upon an Event of Loss.  If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Loan with respect to such Financed Equipment, then such Loan shall be prepaid to the extent and in the manner provided in Section 6.10.

      (b) Mandatory Prepayment Upon an Acceleration.  If the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then

  Borrower shall immediately pay to Lender (i) all unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment, (ii) the Stipulated Loan Value with respect to each Loan multiplied by the Loan Amount of such Loan, and (iii) all other sums, if any, that shall have become due and payable hereunder.

      (c) No Other Prepayment.  Borrower may not prepay any Loan except as set forth in this Section 2.5.

    2.6  Minimum Funding Amount; Maximum Number of Fundings.  Except with the prior consent of Lender, in Lender's sole discretion, (i) there shall not be more than one (1) funding of a Loan per month; and (ii) the aggregate amount of each requested Loan shall not be less than the Minimum Funding Amount.

    2.7  Good Faith Deposit; Expenses.  Borrower has paid a Good Faith Deposit in the amount of Twenty Thousand Dollars ($20,000) (the "Good Faith Deposit"). The Good Faith Deposit, less an amount to pay Lender's Expenses in connection with the negotiation and documentation of this Agreement and the other Loan Documents, shall be applied (after the determination of such expenses) to the last Scheduled Payments on the Loans made hereunder on a pro rata basis. It is agreed that Lender shall be entitled to retain an amount equal to Two Thousand Five Hundred Dollars ($2,500) of the Good Faith Deposit in connection with its legal fees in negotiating and documenting this Agreement and the other Loan Documents.

3.
Conditions of Loans.

    3.1  Conditions Precedent to Closing.  At the time of the execution and delivery of this Agreement, the Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following:

      (a) This Agreement duly executed by Borrower and Lender.

      (b) The separate Warrant to be issued to Lender, duly executed by Borrower.

      (c) A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the articles of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

      (d) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

      (e) Evidence of the insurance coverage required by Section 6.9 of this Agreement.

      (f)  All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.

      (g) A legal opinion of Borrower's counsel covering the matters set forth in Exhibit D hereto.

      (h) Notice of Security Interest in Deposit Accounts, in the form provided by Lender;

      (i)  Pledged Collateral Account Control Agreements for any investment accounts, in the form provided by Lender;

      (j)  Grant of security interest in any U.S. federally registered Intellectual Property; and,

      (k) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

    3.2  Conditions Precedent to Loans.  The obligation of Lender to make each Loan, including the initial Loan, is further subject to the following conditions:

      (a) No Default or Event of Default shall have occurred and be continuing.

      (b) Borrower shall have provided to Lender, with respect to the Eligible Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, serial numbers, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of such Eligible Equipment, each in form and substance reasonably satisfactory to Lender.

      (c) Borrower shall have provided to Lender, with respect to the Other Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of such Other Equipment, each in form and substance reasonably satisfactory to Lender.

      (d) Borrower shall have provided Lender with the location of each item of Financed Equipment and a Landlord Agreement for each such location (unless Borrower is the fee owner thereof) or a Service Provider's Consent if Financed Equipment is located at a third party service provider, as appropriate, which has been duly executed by each of the parties thereto.

      (e) Borrower and Lender shall have executed a Loan Agreement Supplement, including a Loan Terms Schedule and a list of Financed Equipment with respect to the proposed Loan.

      (f)  Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Section 4.

      (g) Borrower shall have delivered to Lender a release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lender, on any item of Eligible Equipment or Other Equipment which is requested to be financed.

      (h) Such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

    3.3  Covenant to Deliver.  Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Lender's sole discretion.

    4.  Creation of Security Interest.

    4.1  Grant of Security Interest.  Borrower grants to Lender a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents. The "Collateral" shall mean and include all right, title, interest, claims and demands of Borrower in and to all of the Blanket Collateral and the Equipment Collateral. The "Blanket

Collateral" shall mean all right, title, interest, claims and demands of Borrower in and to all of the following:

      (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

      (c) All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

      (e) All documents, cash, deposit accounts, letters of credit, certificates of deposit, instruments, chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower's books relating to the foregoing; and

      (f)  Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

    Notwithstanding anything to the contrary, the grant of security interest as provided in this Agreement shall not extend to, and the term "Collateral" shall not include, any equipment (including any improvements thereon and the proceeds thereof) subject to a loan agreement or capital lease in effect on the date hereof which by its terms prohibits any other Lien on such equipment and is disclosed in the Disclosure Schedule; if such loan agreement or capital lease does not prohibit any other Lien, then the Lien granted hereunder on such equipment shall be subordinate to the Lien on such equipment granted to secure such loan agreement or capital lease.

      (g) The "Equipment Collateral" shall mean any and all of the following:

        All right, title, interest, claims and demands of Borrower in and to each and every item of equipment, fixtures or personal property, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof, which is financed with or is designated as collateral for the Obligations on and after the date of this Agreement by designating such equipment, fixtures and personal property on an Annex or Exhibit to a Loan Agreement Supplement executed by Borrower and Lender.

    4.2  After-Acquired Property.  All Financed Equipment which is financed through Loans and any and all other Property generally described or referred to as Collateral or Financed Equipment which is hereafter acquired by Borrower shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lender, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The list of Financed Equipment shall be amended and supplemented on each Funding Date by a Loan Agreement Supplement to incorporate all Financed Equipment financed with the Loan advanced on such Funding Date; provided, however, the failure to so amend and supplement the list of Financed Equipment shall not affect the grant by Borrower to Lender of the security interest in such Financed Equipment pursuant to this Section 4. This Agreement and the other documents in connection herewith may be otherwise supplemented and amended from time to time, as required by Lender, to reflect additional Collateral to be subject to the security interest granted pursuant to this Section 4.

    4.3  Duration of Security Interest.  Lender's security interest in the Equipment Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, if any item of Financed Equipment is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to Section 2.5, Lender shall release its security interest in such item of Financed Equipment. Lender's security interest in the Blanket Collateral (excluding Equipment Collateral) shall be released so long as no Event of Default has occurred and is continuing upon the later to occur of the following: (a) the Commitment Termination Date, (b) Borrower's completion of any subsequent equity financing or series of equity financings which yield in the aggregate at least Ten Million Dollars ($10,000,000) in gross cash proceeds to Borrower, and (c) the Loans relating to Other Equipment not exceeding 30% of the aggregate principal amount of all Loans made hereunder or the Soft Cost Differential having been paid or deposited or an letter of credit issued as set forth in Section 2.1(a) . Lender shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release contemplated by this Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

    4.4  Location and Possession of Collateral.  The Blanket Collateral (excluding Equipment Collateral) is and shall remain in the possession of Borrower at its location listed on the cover page hereof or as set forth in the Disclosure Schedule. The Equipment Collateral is and shall remain in the possession of Borrower at its locations listed on the cover page or as agreed to in writing by Lender in a Loan Agreement Supplement. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and so long as no Event of Default has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession enjoyment, control and use of the Collateral shall at all time be subject to the observance and performance of the terms of this Agreement.

    4.5  Markings on the Collateral.  At Lender's request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of

Financed Equipment a plaque or other marking to be supplied by Lender which reads substantially as follows:

    GATX VENTURES, INC., Lienholder.

    Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

    4.6  Delivery of Additional Documentation Required.  Borrower shall from time to time execute and deliver to Lender all financing statements and other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender's perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

    4.7  Right to Inspect.  Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's books and records and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

    4.8  Lien Subordination.  Lender agrees that the Liens granted to it hereunder in Third Party Equipment shall be subordinate to the Liens of future lenders providing equipment financing and equipment lessors for equipment and other personal property acquired by Borrower after the date hereof ("Third Party Equipment"); provided, that, (i) no Third Party Equipment is Financed Equipment, and (ii) in the case of equipment financings and leasing such Liens are confined solely to the equipment so financed and the proceeds thereof and are Permitted Liens. Notwithstanding the foregoing, the Obligations hereunder shall not be subordinate in right of payment to any obligations to other lenders or lessors and Lender's rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such lender or lessors. Lender agrees to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this Section 4.8 and are reasonably acceptable to Lender. Lender shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lender which are less favorable to Lender than those described in this Section 4.8.

    4.9  Intellectual Property.  (a) Within 30 days of the date of this Agreement, Borrower shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower in connection with any product developed or acquired for sale or licensing. (b) While any Obligations remain outstanding, Borrower shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower hereafter from time to time in connection with any product developed or acquired for sale or licensing, and (ii) any major revisions or upgrades to any software that has previously been registered with the United States Copyright Office. Borrower shall file for registration within 30 days from the development or acquisition of such software, major revision or upgrade. (c) If, after the date of this Agreement, Borrower files or records any of its Intellectual Property with the U.S. Patent and Trademark Office or the U.S. Copyright Office, Borrower shall notify Lender and execute and deliver grants of security interests in such Intellectual Property within thirty (30) days of such filing or recordation.

    5.  Representations and Warranties.  Except as set forth in the Disclosure Schedule, Borrower represents, warrants and covenants as follows:

    5.1  Organization and Qualification.  Borrower is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a material adverse effect on Borrower.

    5.2  Authority.  Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

    5.3  Conflict with Other Instruments, etc.  Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

    5.4  Authorization; Enforceability.  The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

    5.5  No Prior Encumbrances.  Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens.

    5.6  Name; Location of Chief Executive Office, Principal Place of Business and Collateral.  Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth on the cover page of this Agreement. The Blanket Collateral is presently located at the address set forth on the cover page hereof. The Equipment Collateral is presently located at the address set forth on the cover page hereof, or as set forth in a Loan Agreement Supplement which is approved by Lender.

    5.7  Litigation.  There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that is reasonably expected to result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more.

    5.8  Financial Statements.  All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

    5.9  Security Interest.  Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Lender's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens). Except as set forth in the Disclosure Schedule, none of Borrower's Intellectual Property is registered with either of the US Patent and Trademark Office or the US Copyright Office.

    5.10  No Material Adverse Effect.  No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since June 30, 2000.

    5.11  Full Disclosure.  No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender or either of them contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

    6.  Affirmative Covenants.  Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

    6.1  Good Standing.  Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

    6.2  Government Compliance.  Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

    6.3  Financial Statements, Reports, Certificates.  Borrower shall deliver to Lender promptly as they are available and in any event: (x) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (y) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q. In addition, Borrower shall deliver to Lender (i) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (ii) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower; and (iii) such other financial information as Lender may reasonably request from time to time.

    6.4  Certificates of Compliance.  Each time financial statements are furnished pursuant to Section 6.3 above, there shall be delivered to Lender, a certificate signed by an authorized officer of Borrower (each, an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of Sections 6 and 7.

    6.5  Notice of Event of Loss.  As soon as possible, and in any event within ten (10) days after Borrower has knowledge thereof, Borrower shall notify Lender in writing in reasonable detail of any Event of Loss.

    6.6  Notice of Defaults.  As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default provide Lender, with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

    6.7  Taxes.  Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, including the Financed Equipment, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and as to which payment in full is bonded or is adequately reserved against by Borrower.

    6.8  Use; Maintenance.

      (a) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

      (b) Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral which does not constitute an Event of Loss, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lender, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

    6.9  Insurance.  Borrower shall, obtain and maintain for the Term, at its own expense:

      (a) "All risk" insurance against loss or damage to the Collateral. The coverage limit shall be the greater of the replacement cost of the Equipment or the Stipulated Loan Value of the Loan Amount applicable to each Loan. The deductible shall not exceed $25,000. The policy shall name Lender as sole loss payee with respect to the Equipment, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Lender.

      (b) Commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender. The limit of liability shall be at least $5,000,000 per occurrence (except for products liability which shall be at least $1,000,000 per occurrence until Borrower markets a product to the public). The policy shall be without deductible, except for products liability coverage which may have a deductible up to $25,000. The policy(ies) shall name Lender as additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Lender, and contain cross liability and severability of interest clauses.

      (c) Such other insurance against risks of loss and with terms as shall be reasonably required by Lender.

    All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lender. All policies of insurance shall provide that Lender shall be given 30 days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lender certificates of insurance or other evidence satisfactory to Lender that insurance complying with all of the above requirements is in effect.

    6.10  Loss; Damage; Destruction and Seizure.

      (a) Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

      (b) If during the Term any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Lender shall receive from the proceeds of insurance maintained pursuant to Section 6.9, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) a prepayment in an amount equal to the Stipulated Loan Value with respect to such Loan multiplied by the Stated Cost of each affected item of Financed Equipment, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender, of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. Except as provided in Section 6.10(c), any proceeds of insurance maintained by Borrower pursuant to Section 6.9 and received by Borrower shall be paid to Lender, promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.10, Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender.

      (c) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.9 received by Lender or Borrower with respect to an item of Financed Equipment, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Financed Equipment or, upon Lender's receipt of evidence of the repair or replacement of the Financed Equipment reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Financed Equipment pursuant to this Section 6.10(c) shall immediately become part of the Financed Equipment upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender, to protect and preserve its first priority security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

    6.11  Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

    7.  Negative Covenants.  Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

    7.1  Chief Executive Office.  During the continuance of this Agreement, change its name, chief executive office or principal place of business without thirty (30) days prior written notice to Lender.

    7.2  Collateral Control.  Subject to its rights under Section 4, (i) terminate, waive or release any material right with respect to any Equipment Collateral, (ii) except upon thirty days' prior written notice to Lender, remove any items of Equipment Collateral from Borrower's facility located at the address set forth on the cover page hereof or such other address agreed to in writing by Lender, (iii) except upon thirty days' prior written notice to Lender, remove any items of Blanket Collateral (excluding Equipment Collateral) from Borrower's facility located at the address set forth on the cover page hereof, or (iv) affix or attach or permit to be affixed or attached to any item of Equipment Collateral any other item of property owned by Borrower or any other lender, lessor or financing party which is not readily identifiable or separable without any damage to such item of Equipment Collateral, without Lender's prior written consent.

    7.3  Liens.  Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

    7.4  Other Dispositions of Collateral.  Convey, sell, lease or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person except for (i) Transfers of Financed Equipment in which Lender shall have released its security interest pursuant to Section 4.3, (ii) Transfers of inventory (other than Financed Equipment) in the ordinary course of business, (iii) Transfers of worn-out or obsolete equipment (other than Financed Equipment); or (iv) Transfers permitted under subclause (g) of the definition of Permitted Liens.

    7.5  Distributions.  Except for dividends or distributions in the form of Borrower's Equity Securities, (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed $100,000); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose.

    7.6  Mergers or Acquisitions.  Merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person.

    7.7  Transactions With Affiliates.  Enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with Persons who are not Affiliates of Borrower.

    7.8  Indebtedness Payments.  (A) Incur any Indebtedness other than Permitted Indebtedness. (B) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, or amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof. (C) Repay any notes to officers, directors or shareholders, prior to all Obligations to Lender being fully satisfied.

    7.9  Maintenance of Accounts.  Maintain any deposit account or accounts holding securities owned by Borrower except accounts with respect to which Lender takes such actions as it deems necessary to obtain a perfected security interest in such account; provided Borrower shall have until April 27, 2001 to cause the appropriate parties to execute and deliver to Lender documentation acceptable to Lender ensuring the perfection of Lender's security interest in such accounts.

    7.10  Investments.  Make any Investment except for Permitted Investments.

    8.  Events of Default.  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

    8.1 If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (i) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date, or (ii) any other portion of the Obligations within five (5) days after receipt of written notice from Lender that such payment is due.

    8.2 If Borrower fails to perform any obligation under Sections 6.9, 6.10 and 6.12 or violates any of the covenants contained in Section 7 of this Agreement.

    8.3 If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1 or 8.2), in any of the other Loan Documents and Borrower has failed to cure such default within fifteen (15) days of the occurrence of such default.

    8.4 If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interest in the Collateral.

    8.5 If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

    8.6 Defaults shall exist under any agreements with any third party or parties which consists of the failure to pay any Indebtedness at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness of Borrower in an aggregate amount in excess of Fifty Thousand Dollars ($50,000) or a default shall exist under any financing agreement with Lender or any of Lender's Affiliates.

    8.7 If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days.

    8.8 If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower.

    8.9 If Borrower shall breach any term of the Warrant.

    8.10 If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

    8.11 If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

    8.12 If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

    9.  Lender's Rights and Remedies.

    9.1  Rights and Remedies.  Upon the occurrence and during the continuance of any Default or Event of Default, Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at the election of Lender, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the Stipulated Loan Value of the Loan Amount of each Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.11 or 8.12 all Obligations shall become immediately due and payable without any action by Lender);

      (b) Make such payments and do such acts as Lender considers necessary or reasonable to protect Lender's security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

      (c) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. In furtherance of Lender's rights hereunder, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder;

      (d) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines are commercially reasonable;

      (e) Lender may credit bid and purchase at any public sale; and

      (f)  Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

    9.2  Set Off Right.  During the occurrence and continuance of an Event of Default, Lender may set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

    9.3  Effect of Sale.  Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

    9.4  Power of Attorney in Respect of the Collateral.  Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code or federal law, as may be necessary to perfect, or to continue the perfection of Lender's security interests in the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and during the continuance of an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were a Borrower itself, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender's discretion to file any claim or take any other action or proceedings, either in their own names or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender, in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender, was the outright owner of the Collateral.

    9.5  Lender's Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.9 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

    9.6  Remedies Cumulative.  Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of

Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

    9.7  Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender, at the time of or received by Lender, after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

      (a) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender, including without limitation, Lender's Expenses;

      (b) Second, to the payment to Lender of the amount then owing or unpaid on the Loans for Scheduled Payments, the Stipulated Loan Value of the Loan Amount, and all other Obligations with respect to all Loans, provided, however, that if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to unpaid principal thereof, then to the Stipulated Loan Value of the Loan Amount with respect to all Loans, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

      (c) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

    9.8  Reinstatement of Rights.  If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

    10. Waivers; Indemnification.

    10.1  Demand; Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

    10.2  Lender's Liability for Collateral.  So long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Lender's gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

    10.3  Indemnification and Waiver.  Whether or not the transactions contemplated hereby shall be consummated:

      (a) General Indemnity.  Borrower shall pay, indemnify, and hold Lender and each of its respective officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

      (b) Environmental Indemnity.  Borrower hereby agrees to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and the allocated cost of in-house counsel and internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property owned, leased or operated by Borrower. No action taken by legal counsel chosen by Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action (except for actions which constitute fraud, willful misconduct, gross negligence or material violations of law) shall vitiate or in any way impair Borrower's obligation and duty hereunder to indemnify and hold harmless Lender. Lender agrees to use reasonable efforts to cooperate with Borrower respecting the defense of any matter indemnified hereunder, except insofar as and to the extent that their respective interests may be adverse to Borrower's, in Lender's reasonable discretion.

      (c) Waivers.  (i) Borrower shall give Lender written notice within one hundred eighty (180) days of obtaining knowledge of the occurrence of any claim or cause of action it believes it has, or may seek to assert to allege against Lender whether such claim is based in law or equity, arising under or related to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby or thereby, or any act or omission to act by Lender with respect hereto or thereto, and that if it shall fail to give such notice to Lender with regard to any such claim or cause of action, Borrower shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator. (ii) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

      (d) Survival; Defense.  The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8 of this Agreement. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

    11. Notices.

      (a) Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-

  class mail, postage prepaid) shall be personally delivered, delivered by reputable overnight courier, or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	DEPOMED, INC 1360 O'Brien Drive Menlo Park, CA 94025 Attention: Sharon Czarnecki Fax: (650) 462-9993 PH: (650) 462-5900
If to GV:	GATX Ventures, Inc. 3687 Mount Diablo Blvd., Suite 200 Lafayette, CA 94549 Attention: Contract Administration Fax: (925) 258-6020 PH: (925) 258-6000
With a copy to:
GATX Ventures, Inc. 16 Munson Road Farmington, CT 06032 Attention: Contract Administration Fax: (860) 284-4350 PH: (860) 284-4300

    The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12.
General Provisions.

    12.1  Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation's in all or any part of, or any interest in Lender's rights and benefits hereunder.

    12.2  Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

    12.3  Severability of Provisions.  Each provision of this Agreement shall be several from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    12.4  Entire Agreement; Construction; Amendments and Waivers.

      (a) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

      (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

      (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon Lender and on Borrower.

    12.5  Reliance by Lender.  All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lender, notwithstanding any investigation by Lender.

    12.6  No Set-Offs by Borrower.  All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

    12.7  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

    12.8  Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

    13. Relationship of Parties.  Borrower and Lender acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Lender, on the other, is, and at all time shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be partners or joint venturers of Borrower or any of its Affiliates; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

    14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

    15. Confidentiality.  All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Lender shall not disclose such information to any third party (other than Lender's or Lender's attorneys, regulators or auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party having a legal right to make such disclosure, or (d) is independently developed by Lender. Notwithstanding the foregoing, Lender's agreement of confidentiality shall not apply if Lender has acquired indefeasible title to any Collateral or in connection with any enforcement of Lender's rights under this Agreement following an Event of Default, including the enforcement of Lender's security interest in the Collateral.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:
DEPOMED, INC.
By:

Title:

LENDER:
GATX VENTURES, INC.
By:

Title:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Disclosure Schedule
Exhibit B	Form of Warrant
Exhibit C	Form of Loan Agreement Supplement
Exhibit D	Form of Legal Opinion
Exhibit E	Form of Landlord Agreement
Exhibit F	Form of Service Provider's Consent

EXHIBIT B
WARRANT

    THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

DEPOMED, INC.
WARRANT TO PURCHASE 40,000 SHARES
OF COMMON STOCK

    THIS CERTIFIES THAT, for value received, GATX VENTURES, INC. and its assignees are entitled to subscribe for and purchase 40,000 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of DEPOMED, INC., a California corporation (the "Company"), at the price of $3.98 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. The term "Date of Grant" shall mean March 29, 2001 and the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

    16. Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time through five (5) years after the Date of Grant, March 29, 2006.

    17. Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the "net issuance" right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the

Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

    18. Stock Fully Paid; Reservation of Shares.  All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

    19. Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

    19.1  Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the valuation of the Common Stock at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

    19.2  Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

    19.3  Stock Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

    19.4  Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

    20. Notice of Adjustments.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

    21. Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

    22. Compliance with Act; Disposition of Warrant or Shares of Common Stock.

    22.1  Compliance with Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act of 1933 (the "Act") and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE

GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

    Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

      (i)  The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

      (ii) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

      (iii) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

      (iv) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

    22.2  Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

    22.3  Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

    23. Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

    24. Registration Rights.  The Company grants registration rights to the holder of this Warrant for any Common Stock of the Company comparable to the registration rights granted to the investors in that certain Registration Rights Agreement dated as of January 21, 2000, (the "Registration Rights Agreement"), with the following exceptions and clarifications:

      (i)  The holder will have no demand registration rights.

      (ii) The holder will be subject to the same cutback provisions as the "Holders" for purposes of Section 3(b) of the Registration Rights Agreement, and the holder acknowledges and agrees that the registration rights granted hereunder are subordinate to the registration rights granted to the "Holders" under the Registration Rights Agreement for purposes of such cutback provision.

      (iii) The holder will be subject to the same provisions regarding indemnification as contained in the Registration Rights Agreement.

      (iv) The registration rights are freely assignable by the holder of this Warrant in connection with a permitted transfer of this Warrant or the Shares.

    25. Additional Rights.

    10.1  Acquisition Transactions.  The Company shall provide the holder of this Warrant with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

    10.2  Right to Convert Warrant into Stock: Net Issuance.

    25.1  Right to Convert.  In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the

Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

    X = B - A
              Y

    Where: X = the number of shares of Common Stock that shall be issued to holder

    Y = the fair market value of one share of Common Stock

    A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

    B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

    No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

    25.2  Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

    25.3  Determination of Fair Market Value.  For purposes of this Section 10.2, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

      (a) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

      (b) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

        (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;

        (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and

        (C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

    10.3  Exercise Prior to Expiration.  To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

    26. Representations and Warranties.  The Company represents and warrants to the holder of this Warrant as follows:

    26.1 This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

    26.2 The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

    26.3 A true and correct copy of the Company's Articles of Incorporation, as amended through the Date of Grant is attached hereto as Exhibit B (the "Charter"). The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the Charter;

    26.4 The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

    26.5 There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

    26.6 The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 8,600,000 shares.

    27. Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

    28. Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

    29. Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

    30. Lost Warrants or Stock Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

    31. Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

    32. Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

    33. Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

    34. Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

    35. No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

    36. Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

    37. Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

    38. Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

    The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

DEPOMED, INC.
By

Title

Address: 1360 O'Brien Drive Menlo Park, CA 94025

EXHIBIT A-1
NOTICE OF EXERCISE

To: DEPOMED, INC. (the "Company")

    1.  The undersigned hereby:

    / / elects to purchase      shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

    / / elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to         Shares of Common Stock.

    2.  Please issue a certificate or certificates representing shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

    3.  The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)
(Date)

EXHIBIT A-2
NOTICE OF EXERCISE

To: DEPOMED, INC. (the "Company")

    1.  Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S  , filed            , 20  , the undersigned hereby:

    / / elects to purchase          shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

    / / elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to          Shares of Common Stock.

    2.  Please deliver to the custodian for the selling shareholders a stock certificate representing such      shares.

    3.  The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $      or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)
(Date)

EXHIBIT C
FORM OF LOAN AGREEMENT SUPPLEMENT
LOAN AGREEMENT SUPPLEMENT No. [  ]

    LOAN AGREEMENT SUPPLEMENT No. [  ], dated         ,       ("Supplement"), to the Loan and Security Agreement dated as of March 29, 2001 (the "Loan Agreement") by and among DEPOMED, INC., a California corporation ("Borrower"), and GATX Ventures, Inc. ("Lender").

    Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Loan Agreement.

    1.  To secure the prompt payment by Borrower of the principal of and interest on, and all other amounts from time to time outstanding under the Loan Agreement, and the performance and observance by Borrower of all the agreements, covenants and provisions contained in the Loan Agreement, Borrower does hereby grant unto Lender and its successors and assigns, a first priority security interest in all of Borrower's right, title and interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional "Financed Equipment." The list of Financed Equipment in Annex A hereto shall be construed as a supplement to, and deemed part of, the Equipment Collateral listed in Section 4.1 of the Loan Agreement and shall form a part thereof, and the Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

    2.  Attached as Annex B hereto is the Loan Terms Schedule with respect to the Loan the proceeds of which will be used to finance the Financed Equipment listed in Annex A hereto.

    3.  The Financed Equipment shall be located at the following address:
            .

    4.  The proceeds of the Loan should be transferred to Borrower's account as set forth in Section 2.4(c) of the Loan Agreement.

    5.  Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lender to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on such Funding Date; (c) Borrower has met or will by such Funding Date meet all conditions set forth in Section 3 of the Loan Agreement; (d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Sections 6 and 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

    6.  This Supplement is being delivered in the State of California.

    7.  This Supplement may be executed by Borrower and Lender in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank.]

1

    IN WITNESS WHEREOF, Borrower and Lender have caused this Supplement to be duly executed and delivered as of this day and year first above written.

DEPOMED, INC.
By:

Title:

LENDER:
GATX VENTURES, INC.
By:

Title:

2

Annex A—Description of Financed Equipment

Annex B—Loan Terms Schedule

3

ANNEX A
to
EXHIBIT C

    The Financed Equipment being financed with the Loan for which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Loan, this Schedule automatically shall be deemed to be a part of the Collateral listed in Section 4.1 of the Loan Agreement.

FINANCED EQUIPMENT

See Attached Pages.

4

ANNEX B
LOAN TERMS SCHEDULE

Loan Funding Date:            ,

Original Loan Amount: $

Basic Rate    %

Loan Factor:    %

Original Scheduled Payment Amount *: $

Date of First Scheduled Payment:

To GV: $

Maturity Date:

[There is no Final Payment due on any Loan. The first Loan only shall be amortized over 36 months; all subsequent Loans are amortized over 42 months.]

Borrower shall pay to Lender an Interim Payment in the amount of $         . The Interim Payment is due and payable on the Funding Date.

Stipulated Loan Value:

Payment No.	Payment Date	Stipulated Loan Value**
1
2
[41]
[42]

*
The amount of each Scheduled Payment will change as the Loan Amount changes.

**
Each Stipulated Loan Value amount assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

5

EXHIBIT D
ITEMS TO BE COVERED BY OPINION OF BORROWER'S COUNSEL

    The opinions hereafter expressed are subject to the following qualifications:

    (a) We assume the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof;

    (b) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

    (c) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

    Based on and subject to the foregoing, we are of the opinion that:

    1.  Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of [state], and is duly qualified and authorized to do business in the state of California.

    2.  Borrower has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Loan Documents and perform the terms thereof.

    3.  The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute valid, legal and binding agreements.

    4.  To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against Borrower in any court or before any governmental commission, agency, board or authority which might have a material adverse effect on the business, condition or operations of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

    5.  The shares of Common Stock issuable pursuant to exercise or conversion of the Warrants have been duly authorized and reserved for issuance by Borrower and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

    6.  The execution and delivery of the Loan Documents are not, and the issuance of the Shares upon exercise of the Warrants in accordance with the terms thereof will not be, inconsistent with Borrower's Certificate of Incorporation, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Borrower, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which Borrower is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

EXHIBIT E
LANDLORD AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
GATX Ventures, Inc.
3687 Mount Diablo Blvd., Suite 200
Lafayette, CA 94549

CONSENT TO REMOVAL OF PERSONAL PROPERTY

    KNOW ALL PERSONS BY THESE PRESENTS:

    (a) The undersigned has an interest as owner and landlord in the following described real property (the "Real Property"):

    That certain real property in the County of [            ], State of California, described as:

    SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as [street address].

    (b) DEPOMED, INC., a California corporation ("Borrower"), has entered into or will enter into a Loan and Security Agreement with GATX Ventures, Inc. ("Lender") dated as of March 29, 2001 (as amended and supplemented from time to time, the "Loan Agreement").

    (c) Lender, as a condition to entering into the Loan Agreement, requires that the undersigned consent to the removal by Lender of the equipment and other assets covered by the Loan Agreement (hereinafter called "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

    NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Lender as follows:

    1.  The undersigned waives and releases each and every right which undersigned now has, under laws of the State of California or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

    2.  The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

    3.  The undersigned will permit Lender, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Loan Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Lender, in removing the Equipment damage any improvements of the undersigned on the Real Property, Lender will, at its expense, cause same to be repaired.

    4.  This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of Lender and its respective successors and assigns.

    IN WITNESS WHEREOF, the undersigned has executed this instrument at            , this            day of            , 2001.

OWNER/LESSOR
By:

Title:

    The foregoing Consent must be acknowledged before a Notary Public.

STATE OF	)

) ss
COUNTY OF	)

    On the      day of            , 2001 before me,                     Notary Public, personally appeared

personally known to me

or
proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal

                      SIGNATURE OF NOTARY PUBLIC

(S E A L)

EXHIBIT F
SERVICE PROVIDER'S WAIVER AND CONSENT

    THIS SERVICE PROVIDERS WAIVER AND CONSENT (this "Waiver"), dated as of            ,      , is executed by and between             ("Service Provider") and GATX Ventures, Inc., as lender ("Lender") to that certain Loan and Security Agreement dated as of March 29, 2001 by and between Lender and DEPOMED, INC. ("Borrower").

  RECITALS

    A. Service Provider is the lessee of real property commonly known as [street address] the ("Premises"). Service Provider provides certain services to Borrower and in connection with such provision of services Service Provider will maintain on the Premises certain equipment (the "Equipment") which is collateral security for certain loans made by Lender to Borrower.

    B. It is a condition to the making of such loans that Borrower deliver to Lender this Service Provider's Waiver and Consent.

AGREEMENT

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Service Provider and Lender hereby agrees as follows:

    1.  Waiver and Consent.  Service Provider hereby consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lender any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually. Service Provider further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipment's annexation, the Equipment's adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lender; and (c) in connection with such repossession or otherwise, Lender, and any of its Lenders and employees, may subject to Service Provider's Rules and Regulations that require among other things, that Lender be accompanied at all times by a representative of Service Provider, enter upon the premises for the purposes of preparing for transport, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof).

    2.  Miscellaneous.  This Waiver and all rights hereby granted to Lender hereunder shall remain in effect so long as there are any obligations owing by Borrower under the Loan Agreement or any present or future agreement between Borrower and Lender which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Service Provider and Lender. The rights and benefits of this Waiver may be assigned or transferred by Lender to third parties who may become a lender, directly or indirectly, to Borrower. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

    IN WITNESS WHEREOF, Service Provider and Lender have executed this Waiver as of the date and year first written above.

LENDER:	SERVICE PROVIDER:
GATX Ventures, Inc.

By:	By:

Name:	Name:

Title:	Title:

QuickLinks

  EXHIBIT 10.1